EXCHANGE AGREEMENT

This Exchange Agreement (the "Agreement") is made and entered into this ___ day of February, 2005, by and between _______________________________, a ____________ __________ (the "Holder"), and Richardson Electronics Ltd., a Delaware corporation (the "Company").

Recitals

The Holder currently holds $_________ principal amount of the Company's 7 ¼% Convertible Subordinated Debentures due December 15, 2006 (the "7 ¼% Debentures") and $_________ principal amount of the Company's 8 ¼% Convertible Senior Subordinated Debentures due June 15, 2006 (the "8 ¼% Debentures" and, together with the 7 ¼% Debentures, the "Outstanding Debentures").

The Holder desires to exchange the Outstanding Debentures for an equal principal amount of the Company's 7 ¾% Convertible Senior Subordinated Notes due 2011 (the "New Notes") on the terms and conditions set forth in this Agreement (the "Exchange Transaction").

The Company desires to issue the Holder $_________ principal amount of New Notes in exchange for the Outstanding Debentures on the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I
Exchange

1.1 The Exchange.

  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange $___________ principal amount of New Notes plus all accrued and unpaid interest on the Outstanding Debentures at the day prior to Closing for an equal principal amount of Outstanding Debentures.

1.2 Closing.

  The closing is anticipated to take place on the date hereof at the offices of Richardson Electronics, Ltd., 40W267 Keslinger Road, LaFox, Illinois 60147, or on such other date and at such other place as the parties may agree in writing (the "Closing").  At the Closing, the Holder shall deliver or cause to be delivered to the Company all of such Holder's right, title and interest in and to all of the Outstanding Debentures, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Outstanding Debentures, and the Company shall issue to the Holder the New Notes and cash by wire transfer of immediately available funds in an amount equal to the accrued and unpaid interest on the Outstanding Debentures at the day prior to Closing.

1.3 Conditions to Closing.

  This Agreement and the Exchange Transaction shall become effective upon the satisfaction of the following conditions:

(a) The Holder and the Company shall have executed and delivered to each other this Agreement;

(b) The Company shall have executed and delivered the New Notes in the number and amounts set forth in Section 1.1;

(c) The Holders shall have delivered, or caused to be delivered, to the Company the Outstanding Debentures being exchanged pursuant to this Agreement;

(d) The Company shall have delivered to the Holder a certificate, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the New Notes; and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of this Agreement and the New Notes; and (y) the performance of the obligations of the Company hereunder and thereunder;

1.4 Exchange of Additional Debentures.

  After the Closing, the Company may issue, subject to the terms of the indenture for the New Notes, an unlimited amount of New Notes (the "Additional New Notes"), to one or more holders of Outstanding Debentures (the "Additional Holders").

Article II
Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

2.1 Existence and Power.

(a) The Holder is a ___________ duly organized, validly existing and in good standing under the laws of the State of __________ and has the power, authority and capacity to execute and deliver this Agreement, to perform the Holder's obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder.

2.2 Valid and Enforceable Agreement; Authorization.

  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

2.3 Title to Outstanding Debentures.

  The Holder is the sole legal and beneficial owner of and has good and valid title to the Outstanding Debentures, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Debentures or the rights of the Holder in such Outstanding Debentures, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Debentures.

2.4 Investment Decision.

  The Holder is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and was not organized for the purpose of acquiring the New Notes or the common stock (the "Common Stock"), $.05 par value, into which they may be converted (the "Underlying Common Stock").  The Holder (or its authorized representative) is familiar with the Company's objectives and business plan, has reviewed the Company's filings with the Securities and Exchange Commission (the "SEC"), including, without limitation, the Company's Annual Report on Form 10‑K filed on August 11, 2004, the Company's Quarterly Reports on Form 10‑Q filed on October 6, 2004 and January 21, 2005, the Company's Current Reports on Form 8‑K filed on September 28, 2004, September 28, 2004, October 12, 2004, October 14, 2004, November 8, 2004, November 8, 2004, December 8, 2004 and December 9, 2004, the Company's Form S‑1 Registration Statement filed on July 1, 2004, and the related final prospectus filed on July 6, 2004, the Company's earning release for the quarter ended November 30, 2004 and the Company's Form 12(b)-25 filed on January 10, 2005, and has had such opportunity to ask questions of and to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement.  The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Debentures pursuant hereto and to make an informed investment decision with respect to such exchange.  The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the New Notes to the Holder without having first registered the New Notes or the Underlying Common Stock under the Securities Act.

2.5 Purchase Entirely for Own Account.

  The Holder is acquiring the New Notes only for investment purposes for the Holder's own account.  The Holder is not acquiring the Notes with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Notes.

2.6 Restricted Securities.

  The Holder understands that neither the New Notes nor the Underlying Common Stock have been, or will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein.  The Holder understands that the New Notes (and the Underlying Common Stock) are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the New Notes (and the Underlying Common Stock) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Holder acknowledges that the Company has no obligation to register or qualify the New Notes or the Underlying Common Stock for resale except as set forth in the Registration Rights Agreement.  The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Notes (and the Underlying Common Stock), and on requirements relating to the Company which are outside the Holder's control, and which the Company is under no obligation and may not be able to satisfy.  Holder acknowledges that the Company filed a registration statement on Form S-4 for a public exchange offer of its convertible notes, which was withdrawn effective September 28, 2004.  Holder understands that this offering is not part of the abandoned public exchange offer, and that Holder will not be able to rely on the protection of Section 11 of the Securities Act.

2.7 No Public Market.

  The Holder understands that no public market now exists for the New Notes, and that the Company has made no assurance that a public market will ever exist for the New Notes.

2.8 Legends.

  The Holder understands that the New Notes and any shares of Underlying Common Stock will bear one or all of the following legends:

(a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the New Notes or Underlying Common Stock represented by the certificate so legended.

2.9 Hart-Scott-Rodino Act.

  As a result of the acquisition of the New Notes by the Holder (assuming conversion into the Underlying Common Stock), no group of "entities" (as defined in Part 801.1(a)(2) of 16 C.F.R. Parts 801-803 (the "HSR Rules") controlled by a single "ultimate parent entity" (as defined in Part 802.1(a)(3) of the HSR Rules) will "hold" (as defined in Part 801.1(c) of the HSR Rules) voting securities of the Company valued (as determined in accordance with Part 801.10(a) of the HSR Rules) in excess of $50,000,000.

Article III
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

3.1 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company's obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement and the consummation of the transactions contemplated hereby (i) does not  require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than the SEC, state securities regulators, the NASDAQ National Market, the Depository Trust Company and PORTAL; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company's certificate of incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.

3.2 Valid and Enforceable Agreement; Authorization.

  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

3.3 Capitalization

.  At the Closing, the authorized capital stock of the Company will consist of 30,000,000 shares of Common Stock, 10,000,000 shares of Class B common stock, par value $.05 per share ("Class B Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share.  Immediately prior to the Exchange Transaction, there are 17,314,141 shares of Common Stock and 3,124,162 shares of Class B Common Stock issued and outstanding.  Except as set forth in [Schedule 3.3], there are no commitments or other rights for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company.  All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.

3.4 Valid Issuance of the New Notes.

  The New Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.  Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filings required under the federal and state securities laws, the New Notes will be issued in compliance in all material respects with all applicable federal and state securities laws.  The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by a Holder.  Based in part upon the representations of the Holder in Section 2 of this Agreement, the Underlying Common Stock will be issued in compliance in all material respects with all applicable federal and state securities laws.

3.5 SEC Documents.

  Pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has filed with the SEC various documents listed in Section 2.4 herein ("SEC Documents").  All such SEC Documents, including exhibits thereto, complied in all material respects with the requirements of the Exchange Act and Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time they were filed with the SEC, in light of the circumstances under which they were made, not misleading.

3.6 Financial Statements.

  Except as qualified in the SEC Documents, the audited and unaudited financial statements and schedules included in the SEC Documents, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; except as qualified in the SEC Documents, such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

3.7 Legal Proceedings.

  No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  As used in this Agreement, the term "Material Adverse Effect" shall mean when used in respect of any matter relating to the Company a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company to perform its obligations under the Agreement and the New Notes.

3.8 Intellectual Property.

  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; and none of the Company and its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

3.9 Insurance.

  The Company and its subsidiaries are insured by insurers of recognized financial responsibility (including self-insurance) against such losses and risks and in such amounts and with such deductibles as are believed to be prudent in the businesses in which they are engaged, except where the failure to have such would not reasonably be expected to have a Material Adverse Effect; and none of the Company and its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

3.10 Compliance with Laws; Permits.

  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

3.11 No Material Adverse Effect.

  Since the respective dates as of which information is given in the SEC Documents listed in Section 2.4 herein, there has not been any Material Adverse Effect affecting the Company or its subsidiaries.

Article IV
Miscellaneous Provisions

4.1 Notice.

  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

4.2 Entire Agreement.

  This Agreement, the schedules hereto, and the other documents and agreements executed in connection with the Exchange Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

4.3 Assignment; Binding Agreement.

  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

4.4 Counterparts.

  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

4.5 Remedies Cumulative.

  Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

4.6 Governing Law.

  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Illinois, without reference to its choice of law rules.

4.7 No Third Party Beneficiaries or Other Rights.

  Nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

4.8 Waiver; Consent.

  This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.  No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.  Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party's rights and remedies with respect to such noncompliance or breach.

4.9 Word Meanings.

  The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and vice versa, unless the context otherwise requires.  The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

4.10 No Broker.

  Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

4.11 Further Assurances.

  The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

4.12 Costs and Expenses.

  The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees.

4.13 Headings.

  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

4.14 Severability.

  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

The holder:

__________________________________________

By:
Name:
Title:

THE COMPANY:

Richardson Electronics Ltd.

By:
Name:
Title: